Exhibit a(4)

LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC.

FORM OF ARTICLES SUPPLEMENTARY

LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH(a) of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified (a) 125,000,000 of authorized but unissued shares of Class I Common Stock, $.001 par value per share, of the Salomon Brothers Variable International Equity Fund (the “International Equity Portfolio”) as 125,000,000 shares of Class IIA Common Stock, $.001 par value per share, of the Legg Mason Partners Variable Investors Portfolio (“Investors Portfolio Class IIA Common Stock”) and (b) 125,000,000 of authorized but unissued shares of Class I Common Stock, $.001 par value per share, of the International Equity Portfolio as 125,000,000 shares of Class IIA Common Stock, $.001 par value per share, of the Legg Mason Partners Variable Small Cap Growth Portfolio (“Small Cap Portfolio Class IIA Common Stock and, together with Investors Portfolio Class IIA Common Stock, “Class IIA Common Stock”), as set forth in these Articles Supplementary.

SECOND: Prior to the reclassification authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 10,000,000,000 shares, $.001 par value per share, having an aggregate par value of $10,000,000, classified and designated as follows:

Name of Series/Class	Authorized Shares

Legg Mason Partners Variable All Cap Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Global High Yield Bond Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Investors Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Large Cap Growth Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Small Cap Growth Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Strategic Bond Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Total Return Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Salomon Brothers Variable U.S. Government Income Fund:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Salomon Brothers Variable Asia Growth Fund:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Salomon Brothers Variable International Equity Fund:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

THIRD: As reclassified hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 10,000,000,000 shares, $.001 par value per share, having an aggregate par value of $10,000,000, classified and designated as follows:

Name of Series/Class	Authorized Shares

Legg Mason Partners Variable All Cap Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Global High Yield Bond Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Investors Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares
Class IIA Common Stock	125,000,000 shares

Legg Mason Partners Variable Large Cap Growth Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Small Cap Growth Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares
Class IIA Common Stock	125,000,000 shares

Legg Mason Partners Variable Strategic Bond Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Legg Mason Partners Variable Total Return Portfolio:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Salomon Brothers Variable U.S. Government Income Fund:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Salomon Brothers Variable Asia Growth Fund:
Class I Common Stock	500,000,000 shares
Class II Common Stock	500,000,000 shares

Salomon Brothers Variable International Equity Fund:
Class I Common Stock	250,000,000 shares
Class II Common Stock	500,000,000 shares

FOURTH: The shares of the Class IIA Common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption applicable to the Class I Common Stock, except as expressly provided to the contrary as follows:

Each share of Class IIA Common Stock shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with the shares of Class I Common Stock of its respective Series; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary the shares of Class IIA Common Stock shall be subject to such contingent deferred sales charges, such 12b-1 administrative or service fees, and such other administrative or service fees, each as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the National Association of Securities Dealers, Inc. and as shall be set forth in the applicable prospectus for the class and provided further that expenses related solely to the Class IIA Common Stock of such Series (including, without limitation, distribution expenses under a Rule 12b-1 administrative or service plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by the shares of Class IIA Common Stock and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of Class IIA Common Stock.

FIFTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC. has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Secretary on                          , 2006.

WITNESS:	LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC.

By:
Robert I. Frenkel,		R. Jay Gerken,
Secretary		Chairman, President and Chief Executive Officer

THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Legg Mason Partners Variable Portfolios I, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

R. Jay Gerken,
Chairman, President and Chief Executive Officer